Exhibit 10.1

LOAN AGREEMENT

LOAN AGREEMENT, dated as of February 14, 2014 between ECO BUILDING PRODUCTS, INC., a Colorado corporation (the "Borrower"), and REDWOOD MANAGEMENT LLC, a Delaware limited liability corporation (the "Lender").

RECITALS

The Borrower has requested that the Lender extend credit to the Borrower consisting of a term loan in an aggregate principal amount not to exceed $500,000.  The proceeds of the term loan will be used by the Borrower to assist in financing the production of goods to be sold to Home Depot Inc. (“Home Depot”) pursuant to existing purchase orders in an amount in excess of $545,000 (the “Purchase Orders”).

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS; CERTAIN TERMS

SECTION 1.01.  Definitions.  As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

"Agreement" means this Loan Agreement, including all amendments, modifications and supplements and any exhibit or schedule to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

"Security Agreement" means the Security Agreement, dated as of the date hereof, made by the Borrower in favor of the Lender, substantially in the form of Exhibit A annexed hereto, as amended or otherwise modified from time to time.

"Board" means the Board of Governors of the Federal Reserve System of the United States.

"Borrower" has the meaning specified therefor in the preamble hereto.

"Borrower's Account" means an account designated by the Borrower to the Lender reasonably satisfactory to the Lender.

"Business Day" means any day other than a Saturday, Sunday or legal holiday on which the Lender is open for business in Encinitas, California.

"Collateral" means the Collateral described in the Security Agreement.

"Commitment" means the commitment by the Lender to make the Loans to the Borrower in the principal amount not to exceed $500,000.

"Default" means any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

"Default Rate" means the rate per 7-calendar day period (or portion thereof) equal to 1.00%.

"Effective Date" has the meaning specified therefor in Section 3.01 hereof.

"Event of Default" means any of the events set forth in Section 6.01 hereof.

"Financing Statement" has the meaning specified therefor in Section 3.01 hereof.

"Governmental Authority" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Indebtedness" means, with respect to any Person, at any time, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e)  all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, and (f) all obligations, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or monetary obligation of any other Person in any manner, whether directly or indirectly.

"Income Tax Basis" means the income tax basis (modified cash basis) of accounting in effect from time to time in the United States, applied on a consistent basis for federal income tax purposes in accordance with the Internal Revenue Code of 1986, as amended.

"Lender" has the meaning specified therefor in the preamble hereto.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

"Loan" means the loan made by the Lender to the Borrower pursuant to this Agreement.

"Loan Documents" means this Agreement, the Security Agreement, the Promissory Note, and all other agreements, instruments or other documents executed and delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement.

"Material Adverse Effect" means a material adverse effect on any of (a) the assets, properties or financial condition of the Borrower or (b) the legality, validity or enforceability of this Agreement or any of the other Loan Documents or (c) the aggregate rights and remedies of the Lender under this Agreement or any of the other Loan Documents.

"Maturity Date" means the earliest of (a) May 14, 2014, and (b) such earlier date on which the Loan is due and payable (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of this Agreement.

"Obligations" means (a) the obligation of the Borrower to pay, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by the Borrower in respect of any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy or insolvency of the Borrower), fees, indemnification payments, expense reimbursements or otherwise and (b) the obligation of the Borrower to perform or observe all of the Borrower's other obligations from time to time existing under any Loan Document.

"Person" means an individual, corporation, partnership, limited liability company or partnership, association, joint-stock company, trust, unincorporated organization, joint venture or governmental authority or other regulatory body.

"Post-Maturity Rate" means the rate per 7-calendar day period (or portion thereof) equal to 1.00%.

SECTION 1.02.  Terms Generally; Computation of Time Periods.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight savings time, in effect in New York on such day.  In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding", provided, however, that with respect to a computation of fees or interest payable to the Lender, such period shall in any event consist of at least one full day.  Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.

SECTION 1.03.  Accounting and Other Terms.  Unless otherwise expressly stated herein, all accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with the Income Tax Basis applied on a basis consistent with that used in preparing the financial statements referred to in Section 4.01(f) hereof.  All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code in effect in the State of California on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

ARTICLE II
THE LOAN

SECTION 2.01.  Making the Loan.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees to make the Loan to the Borrower on the Effective Date in the principal amount equal to the Commitment. Pursuant to this Agreement, and Borrower shall issue a Promissory Note (“Promissory Note”), in the form attached hereto as Exhibit B, in connection with the Loan. In the event of any inconsistency or conflict between this Agreement and the Promissory Note, the terms, conditions and provisions of this Agreement shall govern and control.

SECTION 2.02.  Interest.

(a)           Interest.  After receipt of the Loan contemplated by Section 2.01, the outstanding principal of, and all accrued and unpaid interest on, the Loan, shall bear interest, equal at all times to a daily rate of one-tenth of one percent (0.1%), assuming a 30 day month, and be payable in arrears on the Maturity Date or the date such outstanding amount is paid.   Notwithstanding the repayment of the Loan at any time earlier than the Maturity Date, the Loan shall bear minimum interest in the amount of $45,000 in the aggregate.

(b)           Default Interest.  Upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, the Loan, and all fees, indemnities or any other Obligations of the Borrower under this Agreement and the other Loan Documents, shall (i) bear interest, from the date such Event of Default occurs until the date such Event of Default is cured or waived in writing in accordance herewith, equal at all times to the Default Rate, and (ii) be payable in arrears on the first day of each 7-day calendar period after the date such Event of Default occurs until the date such Event of Default is cured or waived in writing in accordance herewith.

(c)           Post-Maturity Interest.  Any principal of, and all accrued and unpaid interest on, the Loan, and all fees, indemnities or any other Obligations of the Borrower under this Agreement and the other Loan Documents that remains outstanding after the Maturity Date shall (i) bear interest from the Maturity Date until the date such outstanding amount is paid in full, equal at all times to the Post-Maturity Rate, and (ii) be payable in arrears on the first day of each 7-day calendar period after the Maturity Date until the date such outstanding amount is paid in full.

SECTION 2.03.  Repayment.  The entire principal amount of the term loan shall be due and payable on the Maturity Date.   Specifically, the Borrower shall repay to the Lender any unpaid principal of, and all accrued and unpaid interest on, the Loan, and all fees, indemnities or any other Obligations of the Borrower under this Agreement and the other Loan Documents on the Maturity Date.  In the event the Loan is not repaid upon the Maturity Date, at the sole option of the Lender, the Promissory Note may be exchanged for the convertible promissory note attached hereto as Exhibit C.  Upon the election of the Lender to exchange for the convertible promissory note, the Borrower shall deliver to the Lender within two (2) business days a manually executed convertible promissory note representing all amounts then due to the Lender.  The Lender shall not be required to return the original Promissory Note to the Borrower, which shall be deemed to be null and void upon delivery of the convertible promissory note.

SECTION 2.04.  Mandatory Prepayment of Loan.  Notwithstanding the Maturity Date, the Borrower hereby agrees to direct Home Depot to make payment of all amounts due under the Purchase Orders directly to the account of the Lender set forth on the signature page hereof.

SECTION 2.05.  Prepayments.  The Borrower may prepay the Loan, in whole or in part, upon one (1) Business Day's irrevocable notice to the Lender, specifying (a) the date of prepayment and (b) the principal amount to be prepaid, provided that any such prepayments shall be in an amount of not less than $25,000.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

SECTION 2.06.  Intentionally omitted.

SECTION 2.07.  Payments and Computations.  The Borrower will make each payment under the Loan Documents not later than 11:00 A.M. (prevailing Eastern Time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Lender at the Lender's address referred to in Section 7.01 hereof.  All payments shall be made by the Borrower without defense, set-off or counterclaim to the Lender.  The Borrower hereby authorizes the Lender to, and the Lender may, charge from time to time against the Borrower's Account any amount due under any Loan Document to which the Borrower is a party.  Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.  All computations of interest under this Agreement and any other Loan Document and all fees shall be made by the Lender on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

ARTICLE III
CONDITIONS OF LENDING

SECTION 3.01.  Conditions Precedent to Effectiveness.  This Agreement and the Lender's obligation to make the Loan to the Borrower hereunder shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Lender (the "Effective Date"):

(a)           Payment of Fees, Etc.  The Borrower shall have paid or caused to be paid all fees, costs, expenses and taxes payable on the Effective Date by the Borrower pursuant to Section 7.04 hereof.

(b)           Representations and Warranties; No Default.  The following statements shall be true and correct:  (i) the representations and warranties of the Borrower contained in Section 4.01 hereof and in each other Loan Document and certificate or other writing delivered to the Lender on or before the Effective Date are true and correct on and as of the Effective Date; and (ii) on the Effective Date, no Default or Event of Default has occurred and is continuing under this Agreement.

(c)           Legality.  The obligations of the Lender under this Agreement shall not contravene any law, rule or regulation applicable to the Lender.

(d)           Delivery of Documents.  The Lender shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Lender:

(i)             the financing statement on Form UCC-1 by the Borrower to be filed  in such office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be created by the Assignment Agreement (the "Financing Statement");

(ii)            such other agreements, instruments, approvals, opinions and other documents as the Lender may reasonably request.

(e)           Proceedings; Receipt of Documents.  All proceedings in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory to the Lender, and the Lender shall have received all such information and such counterpart originals or certified or other copies of such documents as the Lender may reasonably request.

(f)            Material Adverse Effect.  The Lender shall have determined that no Material Adverse Effect shall have occurred relating to the Borrower since September 30, 2013.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)           Capacity.  The Borrower has the legal capacity to execute, deliver and perform this Agreement and each other Loan Document to which the Borrower is a party.

(b)           No Violation.  The execution, delivery and performance by the Borrower of each Loan Document to which the Borrower is a party (i) do not and will not contravene any law or any contractual restriction binding on or otherwise affecting the Borrower, or any of the properties of the Borrower, and (ii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the properties of the Borrower, other than the security interests created by the Loan Documents.

(c)           Approvals; Compliance with Law.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person, is required for the due execution, delivery and performance by the Borrower of any Loan Document to which the Borrower is or will be a party.

(d)           Enforceability of Loan Documents.  Each Loan Document to which the Borrower is a party constitutes, and each Loan Document to which the Borrower will be a party, when delivered hereunder, will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)           Litigation.  There is no pending or, to the knowledge of the Borrower, threatened action, suit or proceeding affecting the Borrower before any court or other Governmental Authority or any arbitrator, which (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of any transaction contemplated hereby.

(f)           SEC Reports; Financial Statements. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by the Borrower under the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (“Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Borrower was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Borrower and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g)           Material Changes.  Since the date of the latest financial statements included in the SEC Reports: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Borrower has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Borrower’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Borrower has not altered its method of accounting, (iv) the Borrower has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Borrower has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Borrower equity incentive plans. The Borrower does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Borrower or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Borrower under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(g)           Compliance with Law, Etc.  The Borrower is not in violation of any law or any term of any material agreement or instrument binding on or otherwise affecting the Borrower or any of the properties of the Borrower, the violation of which could reasonably be expected to have a Material Adverse Effect.

(h)           Taxes, Etc.  All Federal, state and local tax returns and other reports required by applicable law to be filed by the Borrower have been filed, and all taxes and assessments imposed upon the Borrower or any property of the Borrower and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty or fine or stay the foreclosure of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

(i)            Regulation T, U or X.  No proceeds of the Loan will be used, directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or is inconsistent with, the provisions of any of the regulations of the Board, including Regulation T, U or X.

(j)            Title.  Borrower has good and marketable title to the Purchase Orders, free and clear of all mortgages, pledges, security interests, charges, liens, restrictions and encumbrances of any kind (collectively, “Liens”) whatsoever.

(k)           Home Depot.  Borrower’s relations Home Depot are good and there are not pending or, to Borrower’s knowledge, threatened claims or controversies with Home Depot that, independently or collectively, could have a Material Adverse Effect on the business of the Borrower.

(l)            Sarbanes-Oxley; Internal Accounting Controls.  Except as set forth in the SEC Reports, the Borrower is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Borrower and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Borrower has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Borrower and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Borrower in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Borrower’s certifying officers have evaluated the effectiveness of the Borrower’s disclosure controls and procedures as of the end of the period covered by the Borrower’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Borrower presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Borrower’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Borrower’s internal control over financial reporting.

(m)     No Disagreements with Accountants and Lawyers; Outstanding SEC Comments.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Borrower to arise, between the Borrower and the accountants and lawyers formerly or presently employed by the Borrower and the Borrower is or immediately after the Closing Date will be current with respect to any fees owed to its accountants which could affect the Borrower’s ability to perform any of its obligations hereunder.  There are no unresolved comments or inquiries of any kind or nature received by the Borrower from the Securities and Exchange Commission which remain unresolved as of the date hereof.

(n)           Bad Actor Disqualification.

(i)             No Disqualification Events. With respect to securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act ("Regulation D Securities"), none of the Borrower, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Borrower participating in the offering, any beneficial owner of 20% or more of the Borrower's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Borrower in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Borrower has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Borrower has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Lender a copy of any disclosures provided thereunder.

(o)           Full Disclosure.  No Loan Document or schedule or exhibit thereto, and no certificate, report, statement or other document or information furnished to the Lender by the Borrower in connection herewith or with the consummation of the transactions contemplated hereby, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in any material respect in light of the circumstances under which they were made.  There is no fact known to the Borrower that materially adversely affects the financial condition of the Borrower or the value of the Collateral, or that otherwise is reasonably likely to have a Material Adverse Effect, that has not been disclosed to the Lender in writing prior to the Effective Date.

ARTICLE V
COVENANTS OF THE BORROWER

SECTION 5.01.  Affirmative Covenants.  So long as any principal of or interest on the Loan or any other Obligations (whether or not due) shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will, unless the Lender shall otherwise consent in writing:

(a)           Reporting Requirements.  Furnish to the Lender:

(i)             promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrower, notice of each action, suit or proceeding at law, in equity, in arbitration or before any other Governmental Authority or other regulatory body or arbitrator that could reasonably be expected to have a Material Adverse Effect;

(ii)            promptly but in any event not more than 5 days after the occurrence thereof, notice of the occurrence of either any Default or Event of Default under this Agreement, which notice shall contain a brief description of the nature of such Default or Event of Default and any action with respect thereto taken or contemplated to be taken by the Borrower;

(iii)           promptly but in any event not more than 5 days after the occurrence thereof, notice of the occurrence of either any default or event of default under any agreement, which notice shall contain a brief description of the nature of such default or event of default and any action with respect thereto taken or contemplated to be taken by the Borrower; and

(iv)           promptly upon request, such other information concerning the financial condition of the Borrower or information concerning any of the Collateral, in each case, as the Lender from time to time may reasonably request.

(b)           Compliance with Laws, Etc.  Comply in all respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon the Borrower's income or profits or upon any of the Borrower's properties and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of the Borrower's properties, except in each case to the extent contested in good faith by proper proceedings which stay the imposition of any penalty or fine or stay the foreclosure of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof, unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(c)           Further Assurances.  Do, execute, acknowledge and deliver, at the sole cost and expense of the Borrower, all such further acts and assurances as the Lender may reasonably require from time to time in order to better assure, convey, grant, assign, transfer and confirm unto the Lender the rights now or hereafter intended to be granted to the Lender under this Agreement, any Loan Document or any other instrument under which any Borrower may be or may hereafter become bound to effect the intention or facilitate the performance of the terms of this Agreement.

(d)           Federal Regulations.  If requested by the Lender at any time and from time to time, furnish to the Lender a statement, in conformity with the requirements of Federal Reserve Form U-1, to the effect that neither the making of the Loan under this Agreement, nor the use of proceeds thereof, nor any other transactions contemplated hereby or by the other Loan Documents will violate or be inconsistent with the provisions of Regulation T, U or X.

(e)           Collateral.  Take or cause to be taken all steps necessary or reasonably requested by the Lender to grant to the Lender a perfected, security interest in the Collateral and to enable the Lender to realize upon and transfer or otherwise dispose of the Collateral, in compliance with all applicable laws.

SECTION 5.02.  Negative Covenants.  So long as any principal of or interest on the Loan or any other Obligations (whether or not due) shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will not, without the prior written consent of the Lender:

(a)           Liens, Pledges, Etc.  Create or suffer to exist any Lien or pledge (other than Liens and pledges in favor of the Lender), or other type of preferential arrangement upon or with respect to any of the Collateral.

(b)           Indebtedness.  Create, incur or suffer to exist any Indebtedness, other than:

(i)             Indebtedness owing to the Lender;

(ii)            Indebtedness of the Borrower existing on the date hereof, and any extension of maturity, refinancing or other modification of the terms of any such Indebtedness, provided, however, that such extension, refinancing or modification (A) does not accelerate the amortization or maturity of such Indebtedness and (B) after giving effect to the extension, refinancing or modification of such Indebtedness, the amount of such Indebtedness outstanding is not greater than the amount of such Indebtedness outstanding immediately prior to such extension, refinancing or modification;

(iii)           Indebtedness permitted by paragraph (c) of this Section 5.02; and

(iv)           unsecured  Indebtedness in an aggregate principal amount not to exceed at any one time outstanding $50,000 without the  Lender's prior written consent.

(c)           Guaranties, Etc.  Assume, guarantee, indorse or otherwise become directly or contingently liable for Indebtedness of any other Person, other than:

(i)             guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

(ii)           guaranties existing on the date hereof; and

(iii)           guaranties in favor of the Lender.

(d)           Federal Reserve Regulations.  Permit the Loan or the proceeds of the Loan to be used for any purpose that violates or is inconsistent with the provisions of Regulation T, U or X of the Board.

(e)           Changes to Agreements.  Agree or consent to any amendment, modification, supplement or waiver of any provision of any agreement if such amendment, modification, supplement or waiver could reasonably be expected to have a Material Adverse Effect.  Enter into any agreement that in any way restricts or imposes conditions or fees on the sale, assignment, pledge or other disposition of the Collateral.

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.01.  Events of Default.  If any of the following Events of Default shall occur and be continuing:

(a)           the Borrower shall fail to pay (i) any principal of the Loan when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) any interest on the Loan, any fee or any other amount payable hereunder or any other Indebtedness of the Borrower to the Lender within three (3) Business Days after the date such interest, fee, other amount or other Indebtedness is due; or

(b)           any representation or warranty made by the Borrower in any Loan Document or in any report, certificate or other document delivered to the Lender pursuant to any Loan Document shall have been incorrect in any material respect when made; or

(c)           the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01 or Section 5.02 of this Agreement or any term, covenant or agreement contained in the Assignment Agreement; or

(d)           the Borrower shall fail to perform or observe any term, covenant or agreement contained in any Loan Document to be performed or observed by the Borrower and, except as set forth in subsections (a), (b) and (c) of this Section 6.01, such failure, if capable of being remedied, shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Lender; or

(e)           the Borrower shall fail to pay any Indebtedness (excluding Indebtedness evidenced by this Agreement) the principal amount of which equals or exceeds $25,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(f)           the Borrower shall be generally not paying his debts as they become due, or shall admit in writing his inability to pay such debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, seeking to adjudicate the Borrower bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Borrower or the debts of the Borrower under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or for any substantial part of the property of the Borrower, and, in the case of any such proceeding instituted against the Borrower, the petition commencing such proceeding is not dismissed within 60 calendar days of the date of the filing thereof; or the Borrower shall take any action to authorize or effect any of the actions set forth above in this subsection (f); or

(g)           any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, or a proceeding shall be commenced by the Borrower or any Governmental Authority or other regulatory body having jurisdiction over the Borrower, seeking to establish the invalidity or unenforceability thereof, or the Borrower shall deny that such Person has any liability or obligation purported to be created under any Loan Document to which such Person is a party; or

(h)           the Financing Statement after release pursuant to Section 3.01 hereof, or any other security document after delivery, shall for any reason, fail or cease to create a valid and perfected lien on and security interest in the Collateral purported to be covered thereby; or

(i)            one or more judgments or orders for the payment of money exceeding any applicable insurance coverage by more than $25,000 in the aggregate, shall be rendered against the Borrower, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

ARTICLE VII
MISCELLANEOUS

SECTION 7.01.  Notices, Etc.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied, emailed or delivered to the Borrower and the Lender at the addresses set forth below, or at such other addresses as shall be designated by the Borrower or the Lender in a written notice to the other party complying as to delivery with the terms of this Section 7.01.

Borrower	Lender
Eco Building Products, Inc. 909 West Vista Way Vista, CA 92083 Attn: Steven Conboy Telephone: (909) 519-5470 e-mail: sconboy@ecob.net	Redwood Management, LLC 16850 Collins Avenue Suite 112-341 Sunny Isles Beach, FL 33160 Attn: Gary Rogers Telephone: (305) 466-1577 e-mail: grogers167@aol.com

All such notices and other communications shall be effective (a) if mailed, three (3) days after the mailing date, (b) if telecopied or emailed, upon receipt or (c) if delivered, upon delivery.

SECTION 7.02.  Amendments, Etc.  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Borrower and the Lender, and no waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.03.  No Waiver; Remedies, Etc.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights and remedies of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of its rights and remedies under any other Loan Document against such party or against any other Person.

SECTION 7.04.  Fees, Costs, Expenses and Taxes.  The Borrower shall pay or cause to be paid on demand (a) legal fees, costs and expenses in connection with (i) the execution and delivery of this Agreement and any other Loan Document in the amount of $10,000, and (ii) the amendment, waiver and administration of this Agreement and any other Loan Document and the other documents to be delivered pursuant to the Loan Documents, and (b) all reasonable costs and expenses, if any (including, without limitation, reasonable counsel fees, expenses and other client charges), in connection with the enforcement of (or any "work-out" or restructure with respect to) the Loan Documents and the other documents to be delivered pursuant to the Loan Documents.  In addition, the Borrower will pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered pursuant to the Loan Documents, and will save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

SECTION 7.05.  Indemnification.  The Borrower hereby agrees to indemnify, defend and hold the Lender harmless from and against any and all claims, charges, actions, suits, proceedings, lawsuits, obligations, liabilities, fines, penalties, costs and expenses (including, without limitation, reasonable attorney's fees, expenses and other client charges) which the Lender shall incur or which shall be claimed against the Lender by any Person in any way relating to or arising out of (a) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (b) the use of the proceeds of the Loan including any and all reasonable expenses set forth in Section 7.04 hereof which arise as a result of any claims, charges, actions, suits, proceedings or lawsuits described in this Section 7.05.  The Borrower shall not have any obligation to the Lender under this Section 7.05 with respect to any claims, charges, suits, proceedings, lawsuits, obligations, liabilities, fines, penalties, costs and expenses that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of the Lender as finally determined by a court of competent jurisdiction.  The obligations and provisions of this paragraph shall continue and remain in full force and effect after the Obligations of the Borrower under this Agreement and the other Loan Documents have been paid and discharged in full and this Agreement and such other Loan Documents are otherwise terminated.

SECTION 7.06.  Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default the Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured.  The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lender under this Section 7.06 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

SECTION 7.07.  Severability.  Any provision of this Agreement, or of any other Loan Document to which the Borrower is a party, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.08.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, and in the case of the Borrower, the heirs, executors and legal representatives of the Borrower, except that the Borrower may not assign the rights of the Borrower hereunder or any interest herein without the prior written consent of the Lender and any such assignment without the Lender's prior written consent shall be null and void.  The Lender may assign or grant a participation with respect to all or a portion of its rights and obligations under this Agreement and the Promissory Note (or the convertible promissory note if so exchanged) without the consent of the Borrower or any other Person, and the Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board.

SECTION 7.09. Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

SECTION 7.10.  Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 7.11.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

SECTION 7.12.  Consent to Jurisdiction, Etc.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORKOR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF THE PROPERTY OF THE BORROWER, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS OF THE BORROWER FOR NOTICES CONTAINED IN SECTION 7.01 HERETO.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO THE BORROWER OR THE PROPERTY OF THE BORROWER, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF THE OBLIGATIONS OF THE BORROWER UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 7.13.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loan, regardless of any investigation made by the Lender or on its behalf, and shall continue in full force and effect so long as the principal of or any accrued interest on the Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the Commitment has not been terminated.  The provisions of Section 7.05 hereof shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of the Loan, the expiration of the Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lender.

SECTION 7.14.  No Third Party Beneficiaries.  No Person, other than the parties (and, in the case of the Lender, its successors and assigns hereunder) to this Agreement, has been given or shall be deemed to have been given any rights as a third party beneficiary hereunder or under any of the other Loan Documents or other instruments and documents executed in connection herewith and therewith.

SECTION 7.15.  Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter thereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 7.16.  Acknowledgments.  The Borrower hereby acknowledges that:

(a)           the Borrower has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; and

(b)           no joint venture exists between the Lender and the Borrower.

SECTION 7.17.  Waiver of Trial by Jury.  THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWER: ECO BUILDING PRODUCTS, INC. By: /s/ Steve Conboy Name: Steve Conboy Title: President & CEO	LENDER: REDWOOD MANAGEMENT, LLC By: __________________________ Name: Title:

Lender bank account information:

EXHIBITS
Exhibit A – Security Agreement
Exhibit B – Promissory Note
Exhibit C – Convertible Promissory Note